Exhibit 10.4

FOURTH AMENDMENT TO CONSULTING AGREEMENT

This Fourth Amendment to Consulting Agreement (“Amendment”), dated and effective as of the date of the last signature set forth below (the “Effective Date”), is entered into by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and Lawrence Steinman (“Consultant”) (collectively, the Company and Consultant are the “Parties”).

WHEREAS, the Company and Consultant have entered into a Consulting Agreement, dated November 17, 2021, and effective November 1, 2021 (the “Initial Agreement”), concerning the engagement of Consultant as Co-Chairman of the Company;

WHEREAS, the Company and Consultant have entered into a First Amendment to Consulting Agreement, dated April 27, 2022 (the “First Amendment”) a Second Amendment to Consulting Agreement, dated May 26, 2022 (the “Second Amendment”), and a Third Amendment to Consulting Agreement dated January 10, 2024 (the “Third Amendment”, and the Initial Agreement as amended by the First Amendment, Second Amendment and Third Amendment, the “Agreement”), concerning the engagement of Consultant as Co-Chairman of the Company (currently Executive Chairman of the Company);

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective as of the Effective Date, the Consultant agrees to waive and forgive all unpaid and/or accrued amounts owed or due under the Agreement through the Effective Date (including, but not limited to the Accrued Amount as defined in the Third Amendment)(collectively, the “Unpaid and Accrued Amounts”), and agrees that the total compensation payable to the Consultant under the Agreement moving forward during the remaining Term of the Agreement shall be $0; provided that as long as Consultant remains a member of the Board of Directors of the Company the Consultant shall receive the same compensation payable to other non-executive members of the Board of Directors.

2.	For the sake of clarity all Unpaid and Accrued Amounts are forgiven in their entirety by the Consultant as of the Effective Date, and Consultant hereby releases and forgives any obligation of the Company to pay the same.

3.	Effective on the Effective Date, Section 3(a) of the Agreement shall be deemed amended and replaced in its entirety by “[Removed]”.

Fourth Amendment to Consulting Agreement
[Steinman and 180]

4.	Effective as of the Effective Date, all references in the Agreement to “Executive Co-Chairman” and/or “Co-Chairman”, shall be amended to refer to “Director”, and Consultant agrees that subsequent to the Effective Date, he shall only serve as a member of the Board of Directors and not as an Executive Co-Chairman or Executive Chairman of the Company. Concurrently with his entry into this Agreement, Consultant shall be deemed to have resigned as Executive Chairman of the Company (but not as a member of the Board of Directors) of the Company.

5.	In consideration for Consultant entering into this Agreement and agreeing to the terms hereof, Consultant shall, as a regular member of the Board of Directors of the Company, be paid such fees as regular members of the Board of Directors receive for their services on the Board, pro-rated as of the Effective Date, the sufficiency of which consideration is agreed to and acknowledged by the Consultant.

6.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

7.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

8.	This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Fourth Amendment to Consulting Agreement
[Steinman and 180]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year below.

The “Company”		180 Life Sciences Corp.

Date:	5/7/2024	By:	/s/ Ozan Pamir
		Its:	CFO

Printed Name:	Ozan Pamir:

The “Consultant”

Date:	5/6/2024	By:	/s/ Lawrence Steinman
Lawrence Steinman

Fourth Amendment to Consulting Agreement
[Steinman and 180]